UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2007
MEADOW VALLEY CORPORATION
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

0-25428 (Commission File Number)	88-0328443 (IRS Employer Identification No.)

4602 E. Thomas Road, Phoenix, AZ (Address of principal executive offices)	85018 (Zip Code)
Registrant’s telephone number, including area code: (602) 437-5400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective March 6, 2007, Meadow Valley Corporation (the “Company”) entered into new Indemnification Agreements (the “Agreements”) with each of the members of its Board of Directors (the “Board”) and each of its executive officers, other than Alan Terril, Chief Operating Officer. The Agreements contain provisions that may require the Company to, among other things, indemnify those covered by the Agreements against liabilities that may arise by reason of their status or service as an officer or director to the fullest extent permitted under applicable law.
The Agreements differ from the Indemnification Agreement previously entered into, the form of which was attached as an Exhibit to the Company’s December 31, 2001 Annual Report on Form 10-K filed April 1, 2002 (the “Prior Agreements”). The Agreements are governed by Nevada law while the Prior Agreements were governed by Arizona law. The Agreements state that no change in Nevada law shall have the effect of reducing the benefits available under the Agreements while the Prior Agreements were silent as to this point. The Agreements contain various provisions referring to Nevada law which the Prior Agreement did not contain due to the fact that the Prior Agreements were governed by Arizona law. The Agreements provide for the advancement of legal expenses in connection with a proceeding for which indemnification is available while the Prior Agreements provided for the reimbursement of such expenses.
Additionally, the Prior Agreements provided that no indemnification would be available if it is determined by a final judgment that such indemnification was in violation of law or if the indemnified person’s conduct was determined to have been knowingly fraudulent, deliberately dishonest or willfully in violation of applicable law for which the Company suffered actual financial damages. Under the Agreements, no indemnification is available if the indemnified person is liable pursuant to Nevada Revised Statutes 78.138, which provides that officers and directors must exercise their duties in good faith with a view to the interests of the Company and that officers and directors may be liable to a company or its stockholders if such person breached his fiduciary duties and the breach involved intentional misconduct, fraud or a knowing violation of law. Under the new Agreements, there is no requirement that the Company suffer actual financial damages in order for indemnification not to be available as a result of the indemnified person’s misconduct. Additionally, no indemnification under the Agreements is available if the indemnified person did not act in good faith and in a manner in which the person reasonably believed to be in the best interests of the Company.
A form of the Agreements is attached as Exhibit 10.1 and incorporated by reference, and the foregoing description is qualified in its entirety by the provisions of the form of the Agreements.
Item 9.01 Financial Statements and Exhibits.
10.1	Form of Indemnification Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadow Valley Corporation

Date: March 9, 2007	By:	/s/ Bradley E. Larson
Bradley E. Larson
Chief Executive Officer

INDEX TO EXHIBITS
10.1	Form of Indemnification Agreement.